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                                                                    EXHIBIT 99.1
Contacts:

Kevin Rhodes, Chief Financial Officer                    Kim Levy/Susan Burns
Barbara Warren-Sica, Investor Relations                  Citigate Sard Verbinnen
(781) 246-3343                                           (212) 687-8080


                     Edgewater TechnologY Announces Results
                      for Fourth Quarter and Full Year 2001

               ---------------------------------------------------

Wakefield, MA, February 13, 2002 -- Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company") today reported financial results for the fourth quarter and fiscal year ended December 31, 2001.


Fourth Quarter Results

         Revenue from operations for the fourth quarter was $6.1 million, compared to revenue of $8.2 million for the same period last year. Gross profit from operations for the fourth quarter 2001 was $2.4 million, compared to $3.8 million for the same period last year. Selling, general & administrative (SG&A) expense for the fourth quarter was $2.3 million, which is consistent with expenses during the previous quarter and $1.8 million less than a year ago. Earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations was $0.1 million in the fourth quarter, compared to $(0.3) million for the same period last year. Net loss from continuing operations for the fourth quarter was $1.0 million, compared to net loss from continuing operations of $1.3 million for the same period last year. Net Loss, including discontinued operations, was $1.6 million for the fourth quarter, compared a net loss of $7.9 million during the same period in 2000.

Full-Year Consolidated Results

         Edgewater Technology reported revenue for 2001 of $26.6 million, compared with $31.8 million for the prior year, down 16.3%. Gross profit for fiscal 2001 was $10.8 million, or 40.8% of revenues, compared to $16.0 million, or 50.2% of revenues, in the year-earlier period. EBITDA from continuing operations was $0.3 million for the year ending December 31, 2001, compared to $1.6 million for 2000. Net loss from continuing operations was $3.7 million, or $0.29 per share for 2001, compared to net loss from continuing operations of $1.7 million, or $0.06 per share, in 2000. Net income was $2.0 million or $0.15 per share in 2001, compared to a net loss of $51.2 million or $1.75 per share in 2000. This loss in 2000 was primarily due to gains on the sales of divisions recognized in each period, which was more than offset by significant losses from discontinued operations.

         Effective January 1, 2002, as the result of a change in generally accepted accounting principles, goodwill will no longer be amortized. Our results of operations for the three months and year ending December 31, 2001, excluding goodwill amortization, would have resulted in net income from continuing operations of $.1 million or $.01 per share and $.7 million or $.05 per share, respectively.

         "Overall, the year 2001 was a difficult one. Not only were we affected by the shifting economy and the shakeout in the IT sector, but we also faced the challenges associated with the murder of seven of our employees in December, 2000," said Shirley Singleton, President and CEO of Edgewater Technology. "Despite these challenges, we added 17 new clients during the year and exited 2001 with revenue backlog of $12.3 million, which is 14% greater than the $10.8 million year-end backlog reported a year ago. In addition, the company was cash flow positive for 2001, the direct result of our solid business fundamentals, including a disciplined infrastructure, mature internal processes and a strong balance sheet. This was achieved while we retained our consultant base anticipating an up-tick in the economy, but resulting in a larger bench and lower utilization and gross profit."

         Singleton added, "As we enter 2002, we are still seeing signs of delays and deferrals as clients continue to re-evaluate their IT spending, although sales activity levels appear to be increasing. In addition to the issue of a struggling economy, the Company must also contend with the distractions associated with the upcoming murder trial. For these reasons, we expect to see revenues tracking lower in the first half of 2002, but continue to remain hopeful for the second half of the year. Given this, we will continue to evaluate key metrics of backlog, utilization, and the sales pipeline and we are prepared to take appropriate steps to maintain our commitment to sound fiscal management."

         Singleton continued, "2001 also marked a year of transition for Edgewater Technology, with the relocation of our corporate headquarters from Fayetteville, Arkansas to Wakefield, Massachusetts. With the transition complete, we will maintain our focus on developing new client relationships in 2002, with an emphasis on partnerships that bring a total solution to our clients while maintaining our competitive advantage. American Student Assistance, one of our partners, is coupling their specific industry expertise with Edgewater Technology's proficiency in technology to deploy large-scale solutions to third parties."

         Singleton concluded, "We will continue to leverage our vertical and practice area expertise while continuing to evaluate strategic opportunities that would augment our vertical businesses and/or increase our geographic presence. While we have explored many acquisition possibilities, we intend to be selective and look for opportunities that have a sound basis and will be beneficial to our shareholders."

Significant Events Completed During 2001

    . Issuer Tender Offer. On January 30, 2001, the Company completed an issuer tender offer and repurchased 16.25 million shares for $130 million, reducing our share count down from 29.5 million shares to 13 million shares.

    . Closing of ClinForce Transaction. On March 16, 2001, the Company completed the sale of its wholly-owned subsidiaries, ClinForce, Inc. and CFRC, Inc. to Cross Country TravCorps, Inc. for $31 million in cash before fees and expenses, subject to post-closing adjustments. A positive post-closing working capital adjustment was determined on July 18, 2001, resulting in our receipt of an additional $1.4 million in cash for overall gross transaction proceeds of $32.4 million.

    . Transition of Corporate Headquarters. The Company completed transition of its corporate headquarters from Fayetteville, Arkansas to Wakefield, Massachusetts.

    . Other Share Repurchases. During 2001, not including the tender offer, the Company repurchased 922,500 shares for $3.7 million. As a result of both the tender offer and the continuing stock repurchase program, Edgewater Technology has reduced shares outstanding from 28.7 million shares of common stock outstanding to 11.6 million shares as of December 31, 2001. The Company is authorized to repurchase up to an additional $20 million worth of the Company's outstanding common stock through August, 2003, unless shortened or extended by its Board of Directors.

    . Singleton Elected to Board of Directors. During the Annual Stockholders' Meeting on June 6, 2001, Shirley Singleton, the Company's President, was elected to the Board of Directors.

    . Tax Refund. On August 9, 2001, the Company received a tax refund for the amount of $15.8 million and an additional tax refund for $0.3 million on September 5, 2001.

    . Transition Plan Completed. Singleton Appointed to CEO; Rhodes Appointed to CFO. On January 9, 2002, the Company that announced the final step of the transition plan was completed with the appointment of Shirley Singleton to Chief Executive Officer (CEO) and Kevin Rhodes to Chief Financial Officer (CFO).

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

About Edgewater Technology, Inc.

Founded in 1992, Edgewater Technology, Inc. is an award-winning consulting and systems integration firm that specializes in tailored technology solutions for middle-market companies. Headquartered in Wakefield, Massachusetts, the company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

Selected Financial Data:

                           EDGEWATER TECHNOLOGY, INC.
                             Statements of Operation
                    (In thousands, except per share amounts)

                                                                  (Unaudited)
                                                               Three Months Ended                  Twelve Months Ended
                                                                  December 31,                         December 31,
                                                               2001         2000                   2001          2000
                                                            ------------ ------------           ------------ --------------

Revenues (1)                                                     $6,053       $8,172                $26,574        $31,799
Cost of services                                                  3,677        4,416                 15,733         15,834
                                                            ------------ ------------           ------------ --------------
          Gross profit                                            2,376        3,756                 10,841         15,965

      Selling, general and administrative                         2,256        4,048                 10,551         14,411
                                                            ------------ ------------           ------------ --------------
                 EBITDA                                             120        (292)                    290          1,554

      Depreciation and amortization                               1,356        1,817                  5,465          5,078
                                                            ------------ ------------           ------------ --------------
           Operating (loss) income                              (1,236)      (2,109)                (5,175)        (3,524)

Interest income (expense) and other, net                            338        1,939                  2,090          3,078
                                                            ------------ ------------           ------------ --------------
Loss before income taxes                                          (898)        (170)                (3,085)          (446)

Income tax provision                                                101        1,156                    593          1,234
                                                            ------------ ------------           ------------ --------------
           Net loss from continuing operations                    (999)      (1,326)                (3,678)        (1,680)

           (Loss) income from discontinued operations             (562)      (7,065)                  (904)      (113,535)
           Gain (loss) on sale of divisions                           -          811                  6,514
                                                                                                                    64,368

           (Loss) Income from Extraordinary Item                      -        (360)                   (27)          (360)
                                                            ------------ ------------           ------------ --------------

           Net (loss) income                                   ($1,561)     ($7,940)                 $1,905      ($51,207)
                                                            ============ ============           ============ ==============

BASIC AND DILUTED EARNINGS PER SHARE
      From continuing operations                                ($0.09)      ($0.05)                ($0.29)        ($0.06)
      Net income                                                ($0.14)      ($0.28)                 $0.15)        ($1.75)
                                                            ============ ============           ============ ==============

      Proforma continuing operations (2)                          $0.01        $0.01                  $0.05          $0.09
                                                            ============ ============           ============ ==============

AVERAGE SHARES OUTSTANDING                                       11,605       28,686                 12,858         29,212

 (1) Revenues and Cost of Services have been adjusted in accordance with Emerging Issues Task Force No. D-103, "Income Statement
      Characterization of Reimbursements Received for "Out of Pocket" Expenses Incurred.

 (2) Effective January 1, 2002, as the result of a change in generally accepted accounting principles, goodwill will no longer be amortized. Proforma EPS excludes goodwill amortization expense of $1.1 million and $1.6 million for the three months ended December 31, 2001 and 2000, respectively; and excludes goodwill amortization expense of $4.3 million for the twelve months ended December 31, 2001 and 2000.

             Summary Balance Sheet Information at December 31, 2001
                                 (In thousands)
                                   (Unaudited)

Assets                                                              Liabilities and Equity
------                                                              ----------------------
Cash and Cash Equivalents                       $  51,501           Accounts Payable & Accrued Reserves              $    6,785
Accounts Receivable, Net                            4,045           Accrued Payroll & Liabilities                           629
Fixed Assets, Net                                   2,056           Long Term Liabilities & Other                           441
Deferred Tax Asset                                 22,523           Stockholders Equity                                 104,992
                                                                                                                     ----------
Intangible Assets                                  31,807           Liabilities & Shareholders Equity                $  112,847
                                                                                                                     ==========
Prepaid and Other Assets                              915
                                                                    Shares Outstanding                                   11,594
                                                ---------
Total Assets                                    $ 112,847
                                                =========

                                      # # #

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2002 outlook concerning utilization, revenues, sales, and cash flow, as well growth opportunities and plans The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance, Words such as "helping," "hopeful," "will," "obtain," "seek," "reduce," "improve," "going," "view," "prospects," "expect," "intend," "provide," "begin," "focus," "believe," "continue," and "sustain," or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) changes in industry trends, such as decline in the demand for ebusiness services and/or information technology services; (2) failure to obtain new customers or retain significant existing customers; (3) loss of key executives; (4) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currently exchange rates and the overall demand for ebusiness services and/or spending for information technology services; (5) failure of the general economy or IT services spending to rebound or otherwise improve; (6) lack of available growth opportunities; (7) the inability to maintain, sustain or grow revenues; (8)the strength or visibility of the Company's backlog of business of $12.3 million; and (9) any changes in ownership of the Company or otherwise that would result in a limitation on the use of the net operating loss carry forward under applicable tax laws. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth (A) under the headings "Summary - Risks of Not Approving the Transaction", "Summary - Recent Events", "Edgewater Following Completion of the Transaction", "Factors Affecting Edgewater Following the Transaction" and "Forward looking Statements" in the Company's Proxy Statement filed with the Securities and Exchange Commission on February 6, 2001 and (B) under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 30, 2001.

                                      # # #

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